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                                                                    Exhibit 10.5

                                     LEASE

     THIS LEASE ("Lease") is made as of July 13, 1998, by and between Westwood Place, a California limited partnership ("Landlord"), and American Pharmaceutical Partners, Inc., a California corporation ("Tenant"), upon the following terms and conditions:

     1.  Premises and Basic Lease Information.

         1.1. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, upon the terms and conditions set forth in this Lease, those certain premises (the "Premises") described in Section 1.1.1 below and outlined in Exhibit "A" attached hereto and hereby made a part hereof. The Premises are situated in that certain office building located at 10866 Wilshire Boulevard, Los Angeles, California (the "Building"). The land upon which the Building is located together with the Building and related facilities and appurtenances, shall hereinafter collectively be referred to as the "Project." The terms and conditions of this Lease shall include, without limitation, the following (the "Basic Lease Information"):

                1.1.1. Premises: Suite 1270 consisting of approximately 2,884 rentable square feet on the Twelfth (12th) floor of the Building. The term "Premises" shall be deemed to include (unless, based on the context, such meaning would clearly be unintended) the space hereby demised and all improvements on or at any time hereafter constructed or built in such space.

                1.1.2. Lease Term: Thirty-six (36) months, unless earlier terminated pursuant to any provisions of this Lease, commencing on the later of August 1, 1998 ("Scheduled Commencement Date"), or the Commencement Date as defined in Section 2.1.

                1.1.3. Base Rent: $7,498.40 per month.

                1.1.4. Additional Rent: Amounts which are due by reason of increases in Recurring Operating Costs (Article 4 below) and all amounts or charges, other than Base Rent, payable by Tenant pursuant to the provisions of this Lease shall be referred to as "Additional Rent." "Rent" shall include Base Rent (defined in Article 3) and Additional Rent.

                1.1.5. Base Year: 1998.

                1.1.6. Tenant's Percentage Share: 1.5%.

                1.1.7. Security Deposit: $7,498.40 (subject to adjustment pursuant to Article 5 below).

                1.1.8. Permitted Use: An office suite.

                1.1.9. Address for Notices to Tenant:

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Prior To Commencement Date              After Commencement Date

American Pharmaceutical Partners, Inc.  American Pharmaceutical Partners, Inc.
Parkway North Center, 3 Parkway North   10866 Wilshire Boulevard, Suite 1270
Deerfield, Illinois 60015-2548          Los Angeles, CA  90024
Attention:  Patrick Soon Shiong, M.D.   Attention:  Patrick Soon Shiong, M.D.
Telephone:  888-391-6300                Telephone:  TBD

                1.1.10. Parking Rights: 9 automobiles at current market parking rates.

                1.1.11. Guarantor(s): N/A

                1.1.12. Additional basic lease provisions: This Lease contains an Addendum which is attached hereto and made a part hereof.

                Each reference in this Lease to any of the Basic Lease Information shall be construed to incorporate, in addition to the Basic Lease Information set forth above, the following terms and conditions of this Lease which relate to such Basic Lease Information.

        1.2. The term "common areas" as used in this Lease shall mean all areas and facilities in the Building and within the exterior boundaries of the Project which are provided and designated from time to time by Landlord for the general use and convenience of Tenant and other tenants of the Building and Project and their respective employees and invitees. Common areas include, without limitation, the lobby areas, walkways, parking facilities, landscaped areas, sidewalks, hallways, corridors, restrooms (if not part of the Premises), stairways, elevators, walls, fire stairs, shafts, common telephone and electrical closets, aisles, truck docks, plazas, service areas, and elevator lobbies. Floors wholly occupied by Tenant shall not have any facilities which shall be used in common with other tenants, except for fire stairs, shafts, elevator shafts, utility and service closets, and similar installations. Tenant, its employees and invitees shall have the nonexclusive right to use the common areas along with others entitled to use the same, subject to Landlord's rights and duties as hereinafter set forth. Without Tenant's consent and without liability to Tenant, Landlord shall have the right to do the following:

                1.2.1. Establish and enforce reasonable rules and regulations concerning the maintenance, management, use and operation of the Common Areas which are non-discriminating in nature and consistently applied;

                1.2.2. Temporarily close any of the Common Areas for maintenance, alteration or improvement purposes;

                1.2.3. Select, appoint and/or contract with any person for the purpose of operating and maintaining the Common Area; and

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                1.2.4. Change the size, use, shape or nature of any of the
Common Areas.

        Landlord shall use reasonable efforts to minimize any interference with Tenant's use and access of the Premises resulting from Landlord's exercise of the foregoing rights.

     2. Lease Term.

        2.1. The term of this Lease (the "Lease Term") shall commence upon the later of the following dates: (a) the Scheduled Commencement Date specified in
Section 1.1.2, or (b) the date that Landlord tenders possession of the Premises to Tenant (the "Commencement Date").

        2.2. This Lease shall not be void or voidable, nor shall Landlord be subject to any liability as a result of any delay in the commencement of the Lease Term for any reason; provided, however, if the delay has resulted from actions of Landlord ("Landlord Delays", e.g., not caused by delays of Tenant or matters beyond Landlord's reasonable control), Rent, as defined in 1.1.4, shall not commence until the Commencement Date.

        2.3. The parties hereto shall execute a written statement setting forth the Scheduled Commencement Date or the Commencement Date, as the case may be, and the date of expiration of this Lease; provided, however, the enforceability of this Lease shall not be affected should either party fail or refuse to execute such statement.

        2.4. If permission is given to Tenant, in Landlord's sole discretion, to enter or occupy the Premises prior to the Commencement Date, such early entrance or occupancy shall be subject to all the terms of such permission and all the provisions of this Lease which could be reasonably and logically construed as applying thereto, and Tenant shall not in any way interfere with or delay any of Landlord's work to be performed in the Premises from being substantially completed or otherwise cause additional cost or expense to Landlord.

     3. Base Rent; Adjustments; General Rent Provisions.

        3.1. Tenant shall pay to Landlord as base rent ("Base Rent") for the Premises, without prior notice or demand, throughout the term of this Lease, the amount specified in Section 1.1.3 (subject to increase provided herein), in advance, on or before the first day of each and every calendar month during the term hereof, except that Base Rent for the first month of the term of this Lease shall be paid upon the execution hereof.

        3.2. Base Rent (as adjusted) and any other sums which are payable by Tenant under the Lease (all of which shall be deemed rent for purposes of this Lease) for any period during the term hereof which is less than one (1) month shall be a pro rata portion of the monthly amount due, based upon a thirty (30) day month.

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        3.3. Rent under this Lease shall be paid to Landlord, without deduction, offset or abatement, at Landlord's address as specified in Article 27 below or to such other firm or at such other place as Landlord may from time to time designate in writing. Landlord shall have the right to accept all rent and other payments, whether full or partial, and to negotiate checks in payment thereof without any waiver of rights, irrespective of any conditions to the contrary sought to be imposed by Tenant. Rent paid by check shall not be deemed paid to Landlord until funds clear and the check is paid.

     4. Additional Rent.

        4.1. If, in any calendar year during the term of this Lease, the Recurring Operating Costs (as defined in Section 4.8 below) incurred by Landlord in connection with the Project shall exceed the Recurring Operating Costs for the Base Year (as defined in Section 1.1.5), Tenant shall pay as additional rent ("Additional Rent"), in addition to and at the time provided for payment of Base Rent, an amount equal to Tenant's Percentage Share (as specified in Section
1.1.6 of such excess. The Base Year Recurring Operating Costs shall be deemed to constitute Landlord's agreed contribution to Recurring Operating Costs and shall not be deemed to constitute a representation or warranty that such Base Year Recurring Operating Costs will reflect actual Recurring Operating Costs for any succeeding period.

        4.2. Prior to the end of each calendar year, Landlord shall furnish to Tenant a written statement or statements showing in reasonable detail Landlord's estimate of (i) Recurring Operating Costs for the immediately succeeding calendar year, (ii) the amount, if any, of the excess of such estimated Recurring Operating Costs over the Base Year Recurring Operating Costs, and
(iii) the amount of any Additional Rent which will be payable by Tenant based on such estimate, appropriately prorated on a monthly basis. Thereafter, Tenant shall pay monthly as Additional Rent hereunder, the amount set forth in such estimated Additional Rent statement from Landlord. Neither Landlord's failure to deliver, nor the late delivery of such statement or statements shall constitute a default by Landlord hereunder, or a waiver of Landlord's right to any estimated or actual Additional Rent.

        4.3. Within one hundred twenty (120) days following the close of each calendar year, Landlord shall furnish to Tenant a written statement of reconciliation (the "Reconciliation") showing in reasonable detail Landlord's actual Recurring Operating Costs for the preceding calendar year, together with a statement of any adjustments necessary to reconcile any sums paid by Tenant hereunder during such calendar year pursuant to Section 4.2 with those sums actually payable and due hereunder for such calendar year as set forth in the Reconciliation. If the Reconciliation shows that additional sums are due from Tenant hereunder, Tenant shall pay such sums to Landlord within thirty (30) days after receipt of the Reconciliation. If the Reconciliation shows that an overpayment has been made by Tenant with respect to Additional Rent, such overpayment shall be refunded to Tenant within thirty (30) days after Tenant's receipt of the Reconciliation. In the event this Lease has expired or been terminated prior to the end of a calendar year, Landlord's obligation to reconcile and Tenant's obligation to pay shall survive such expiration or termination. Landlord's failure to deliver the

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Reconciliation to Tenant as provided herein shall not constitute a default by
Landlord hereunder nor operate as a waiver of Landlord's right to collect all Additional Rent and other sums due hereunder. Where only a portion of a calendar year falls within the term hereof, Landlord shall calculate estimated (or actual, as the case may be) Additional Rent based upon a reasonable proration of estimated (or actual) Recurring Operating Costs for such calendar year.

        4.4. Landlord may divide the statements referred to in Section 4.3 above into separate statement(s) for Tax Costs (as defined in Section 4.6 below) and Operating Costs (as defined in Section 4.7 below). Additionally, Landlord may estimate and measure Tax Costs or Operating Costs, or both, on a fiscal year instead of a calendar year basis, and in such event any and all references in this Article 4 to calendar year shall be deemed to refer to such fiscal year.

        4.5. Notwithstanding anything to the contrary contained herein, under no circumstances shall the provisions of this Article 4 cause the then current rent to be reduced. Any reference to Landlord's "actual" Recurring Operating Costs in this Article 4 shall be deemed to include an allowance for any adjustment to reflect the level of occupancy of the Building to the extent provided for below.

        4.6. "Tax Costs" shall mean the sum of the following: any and all real property taxes, assessments (including, but not limited to, general and special assessments), charges, surcharges, license and other fees, levies, cost of improvement bonds and any and all other taxes (other than income, franchise and estate or gift taxes of Landlord) on or relating to all or a portion of the Project (as it may exist from time to time) including, but not limited to, walkways, parking facilities, common areas, landscaped areas, fountains and art works or any legal or equitable interest of Landlord therein which may be imposed, levied, assessed or charged for any reason by any authority having the direct or indirect power to tax including, but not limited to, the United States or the state, county or city in which the Building is located, or any other local governmental authority, agency, district or political subdivision thereof, together with personal property taxes, assessments, fees and charges (other than those paid by Tenant pursuant to Article 28 below) and fees of tax consultants and attorneys retained to seek a reduction, to contest or to act in some other manner in connection with any of the foregoing tax Costs, together with any tax, assessment or other amount (including, without limitation, commercial rental taxes) imposed, levied or charged as a substitute for or a supplement to the foregoing. Tax Costs shall include increases caused by increases in tax rates as well as increases caused by additional or increased assessed values for any reason including transfers of title to the Building or the Project. If, for any calendar year including the Base Year used herein, the assessed valuation or Tax Costs of the Building for any calendar year during the term of this Lease are not based upon a completed building at least ninety-five percent (95%) occupied, then for the purpose of computing Additional Rent due hereunder the Tax Costs actually incurred during such calendar year shall be increased to reflect the amounts which would have been payable if the Building had been completed and was ninety-five percent (95%) occupied. Tax Costs for each tax year shall be appropriately prorated to determine the Tax Costs for the subject calendar year.

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        4.7. "Operating Costs" shall mean the sum of the following: any and all costs, expenses and disbursements of any kind paid or incurred by Landlord in connection with the management, operation, security, maintenance, and repair of the Project (as it may exist from time to time) including, but not limited to, salaries, wages, benefits and related costs for employees; management fees, either as charged to Landlord by outside management companies or an amount not exceeding the amount typically charged by outside management companies if Landlord manages the Building itself, together with the rental value of space occupied as the Project management office; charges for utilities and services such as but not limited to janitorial services, window cleaning, elevator services, HVAC services, security services (including any taxes thereon); the cost of insurance; accounting fees; office supplies; building cleaning supplies and materials; garbage and waste collection; maintenance and repair of common areas and common area equipment and parking areas; cost of parking area operations; common area costs; and a reasonable allowance for depreciation (or amortization) with respect to machinery and equipment and other capital expenditures and improvements; provided, however, that the only depreciation (or amortization and expenditures) includable in Operating Costs shall be a reasonable allowance for depreciation (or amortization) on (a) items intended to result in cost savings, (b) common area interior floor and wall coverings and resurfacing and common area window treatments, and (c) Required Alterations (as defined below). If, during any calendar year including the Base Year, the Building is less than ninety-five percent (95%) occupied, then for the purpose of computing Additional Rent due hereunder the Operating Costs actually incurred during such calendar year shall be increased to reflect the amounts which would have been payable if the Building had been ninety-five percent (95%) occupied.

        Without limiting the generality of the foregoing, and notwithstanding any contrary provision herein, if at any time Landlord is required by any rule, regulation or law, to make any changes, alterations or improvements to the common areas or the Building, the Premises, or any other portion of the Project, including, but not limited to, the installation or modification of electrical, mechanical, water sprinkler, or other energy or life safety systems or components ("Required Alterations") (but excluding Required Alterations attributable exclusively to Tenant's specific use and occupancy of the Premises, which alterations shall be Tenant's sole responsibility), all costs relating to such Required Alterations (including, but not limited to, all planning, legal, architectural, engineering, construction, financing and other costs) shall be fully included in Operating Costs in the year in which such charges accrue, or in such year as Landlord pays such charges, as Landlord shall elect. If under generally accepted accounting principles a portion of costs relating to Required Alterations should be allocated to capital improvements, to be depreciated or amortized over two (2) or more years, Landlord shall be entitled each year to include in Operating Costs a reasonable allowance for depreciation (or amortization) with respect thereto. The capital costs described herein shall also include all costs relating to the financing of any Required Alterations or other capital investment items. If Landlord internally finances any such capital costs, interest shall be added to such costs at an annual rate reasonably determined by Landlord.

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        4.8. "Recurring Operating Costs" shall mean the aggregate of Tax Costs as defined in Section 4.6 above and Operating Costs as defined in Section 4.7 above.

     5. Security Deposit.

        5.1. Concurrently with Tenant's execution hereof, Tenant shall pay to Landlord a security deposit to secure the performance and observance of all obligations and covenants of Tenant hereunder. The initial amount of such deposit is specified in Section 1.1.7. Such deposit shall be increased proportionately from time to time to correspond to any increases in Base Rent. Landlord may apply such deposit to remedy any failure by Tenant to perform or observe any of its obligations and covenants hereunder. Should Landlord use any portion of such deposit pursuant to the foregoing, Tenant shall forthwith replenish such deposit in full. Provided Tenant complies with and performs all of its obligations under this Lease including its obligations to remove and restore upon the expiration or termination of this Lease, Landlord shall, not later than thirty (30) days after the expiration or sooner termination of this Lease, promptly return any unused or unapplied portion of such deposit to Tenant (or the last permitted assignee of Tenant's interest hereunder). Landlord shall not be required to keep such deposit separate from its general funds, and Tenant shall not be entitled to any interest on such deposit.

     6. Restrictions on Use; Compliance with Laws.

        6.1. Tenant shall use and occupy the Premises only for the specific uses specified in Section 1.1.8 of the Basic Lease Information and for no other uses whatsoever. Tenant shall not do or permit anything to be done in or about the Premises which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building or injure or annoy them, nor use or allow the Premises to be used for any improper, immoral, unlawful or objectionable purpose, nor shall Tenant cause or maintain or permit any nuisance in or about the Premises, nor shall Tenant cause or permit any hazardous or toxic waste, substance or material to be brought to the Premises or used, handled, stored or disposed of in or about the Premises. Tenant shall not conduct business or other activity in or about the Premises of such a nature as to place an unreasonable or excessive burden upon the public and common areas of the Building or the utility systems of the Project. Tenant shall participate in any transportation system management program applicable to Tenant that have been adopted for the community in which the Project is located.

        6.2. Tenant shall not place a load upon any floor exceeding the floor load which such floor was designed to carry, nor shall Tenant install any equipment, apparatus or device in the Premises which shall cause vibrations or excessive noise. Tenant shall not commit or suffer the commission of any waste in or about the Premises.

        6.3. Tenant shall not use the Premises or permit anything to be done in or about the Premises which shall in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or

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promulgated. Tenant shall not do or permit anything to be done in or about the
Premises or bring or keep anything therein which will in any way increase the rate of any insurance upon the Building or any of its contents, or cause cancellation of said insurance or otherwise affect said insurance in any manner, and Tenant shall at its sole cost and expense promptly comply with all laws, statutes, ordinances and governmental rules, regulations and requirements now in force or which may hereafter be in force and with the requirements of any board of fire underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises.

        6.4. Tenant shall not permit nor use, generate, store, transport or dispense on the Premises any flammables, radioactive materials, hazardous wastes, chemicals, environmental poisons, pollutants, contaminants, or other substances demonstrated as hazardous or toxic pursuant to the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended; the Hazardous Materials Transportation Act; the resource Conservation and Recovery Act; the California Health and Safety Code, or regulations issued under any of said acts without the prior written consent of Landlord. Any such consent shall be conditioned upon (i) Tenant's undertaking to handle, store, use and dispose of such materials in accordance with all applicable law, and (ii) Tenant's undertaking to indemnify and hold Landlord harmless from any and all liability including consequential damages directly or indirectly arising out of Tenant's storage, use, or disposal of such materials, including without limitation the cost of any required or necessary repair, clean-up or detoxification as a result thereof.

     7. Improvements and Alterations.

        7.1. Without the prior written consent of Landlord, there shall be no alterations, additions, or improvements in, on or to the Premises or the Project or any part thereof, except for free-standing furniture and floor coverings.

        7.2. Any alterations, additions or improvements desired by Tenant shall be made by Landlord or contractors selected by Landlord for Tenant's account, and Tenant shall pay the cost thereof (including contractor's overhead and customary profit) to Landlord prior to Landlord's contracting for such work.

        7.3. Landlord may impose as a condition to its consent to alterations, additions or improvements desired by Tenant such requirements as Landlord may deem necessary in its sole discretion, including (without limitation) requirements relating to the manner in which the work is done and the times during which it is to be accomplished. All such work shall be performed by Landlord's contractor. At Landlord's request Tenant, at Tenant's sole cost and expense, shall remove at the expiration of this Lease any and all improvements or additions to the Premises caused to be installed by Tenant. Any damage done to the Premises in connection with such removal shall be repaired by Landlord's contractor at Tenant's sole cost and expense. Landlord may, in connection with any such removal which might damage the Premises, require that such removal be performed by Landlord's contractor.

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        7.4. Notwithstanding any contrary provision herein, Tenant shall not, in any event, make any alterations, additions or improvements which might or could affect the structure of the Building or the mechanical or electrical systems of the Building or which interfere with or disrupt other tenants in the Building or with any work then being carried out therein by Landlord or its contractors. Any alterations, additions or improvements desired by Tenant shall be made at Tenant's sole cost and expense in accordance with plans and specifications, and pursuant to governmental permits, approved in advance by Landlord. Tenant shall utilize only Landlord's contractor to perform work.

        7.5. Any alterations, additions or improvements shall be completed in a good, workmanlike, diligent, prompt and expeditious manner in compliance with all applicable laws. Landlord's approval of Tenant's plans and specifications shall not constitute a representation or warranty of Landlord as to the adequacy thereof or compliance thereof with applicable laws.

     8. Repairs and Maintenance.

        8.1. By taking possession of the Premises, Tenant shall be deemed to have conclusively agreed to accept the Premises "AS IS" and as being in the condition in which Landlord is required to deliver the same and otherwise in good order, condition and repair (except for latent defects).

        Subject to the provisions of Article 22 below, Tenant shall, at all times during the term hereof and at Tenant's sole cost and expense, keep the Premises and every part thereof in good condition and repair. Tenant hereby waives any and all rights under and benefits from subsection 1 of Section 1932, and Sections 1941 and 1942, of the Civil Code of California and any similar law, statute or ordinance now or hereafter in effect. It is understood and agreed that Landlord has no obligation to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof, or maintain any non-standard items installed in the Premises by or at the request of Tenant, except as specified in
Article 22 below or in Exhibit "B", and that no representations relating to the condition of the Premises, the Building or the Project have been made by Landlord (or any employee or agent thereof) to Tenant, except as may be specifically set forth in this Lease.

        8.2. Subject to the provisions of Section 8.1 above and Article 22 below, Landlord shall maintain the common areas, the foundation and structural portions of the Building, and the mechanical and electrical systems providing the services and utilities to be furnished by Landlord pursuant to Section 13.1 below, in good order and condition, provided however if such maintenance and repairs are caused in whole or in part by the act, neglect, fault, or omission of any duty by Tenant, its agents, servants, employees, or invitees, Tenant shall pay to Landlord the reasonable cost of such maintenance and repairs. Landlord shall not be liable for any failure to make any such repairs or to perform any maintenance unless such failure shall persist for an unreasonable time after written notice of the need of such repairs or maintenance is given to Landlord by Tenant. Except as provided in Article 22 hereof, there shall be no

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abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the delay in and the making of any repairs, alterations or improvements in or to any portion of the Building or the Premises, or in or to fixtures, appurtenances and equipment therein. Tenant waives the right to make repairs at Landlord's expense under any law, statute or ordinance now or hereafter in effect.

     9. Liens.

        9.1. Tenant shall keep the Project free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. In the event that Tenant shall not within ten (10) days following the imposition of any such lien, cause the same to be released of record by payment or posting of a proper bond, Landlord shall have, in addition to all other remedies provided herein and at law or in equity, the right to cause same to be released by such means as it shall deem proper including, but not limited to, payment (from the security deposit referred to in Article 6 above or otherwise) of the claim giving rise to such lien. All such sums paid by Landlord and all expenses incurred by it in connection therewith shall be considered Additional Rent and shall be payable to Landlord by Tenant on demand with interest at the Interest Rate (as defined in Article 29 below).

        9.2. Landlord may require, at Landlord's sole option, that Tenant cause to be provided to Landlord, at Tenant's sole cost and expense, a performance and labor and materials payment bond acceptable to Landlord with respect to any improvements, additions or alterations to the Premises. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper, for the protection of Landlord, the Project and any other party having an interest therein from mechanics' and materialmen's liens, and Tenant shall give Landlord at least fifteen (15) business days' prior notice of commencement of any work on the Premises.

    10. Assignment and Subletting.

        10.1. Tenant shall not assign, sublease or otherwise transfer, voluntarily, by operation of law or otherwise, any interest herein or in the Premises, or permit any assignment, sublease or other transfer to occur, or permit the use of the Premises except for Tenant's own business operations by any person other than Tenant and the agent and servants of Tenant, without in each case Landlord's prior written consent, which consent shall not be unreasonably withheld. Any such assignment, sublease or other transfer without Landlord's prior written consent shall be void.

        10.2. In determining whether to grant such consent, Landlord may consider various factors including, but not limited to, the following: (a) business criteria relating to the proposed transferee's background, experience, reputation, general operating ability and ability to perform Lease obligations,
(b) financial criteria relating to the proposed transferee's financial responsibility, credit rating and capitalization, (c) the identity and personal characteristics of the proposed transferee and its invitees and guests,

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and (d) the nature of the proposed use and business of the proposed transferee and its effect on the tenant mix of the Building or the public repute of the Building. Without limiting the generality of the foregoing, Landlord hereby reserves the right to condition any such consent upon Landlord's determination that (i) the proposed transferee is at least as financially responsible as Tenant was upon the execution of this Lease, (ii) the proposed use by the transferee shall be only for a use compatible with other tenancies in the Building and as permitted by any ground lease or air space lease for the Project, and (iii) the proposed transferee's use of the Premises will not adversely materially impact on the common areas or utility systems of the Building. Any such consent shall be on Landlord's form of consent or other form reasonably approved by Landlord.

        10.3. Notwithstanding any provision of this Lease to the contrary, Tenant shall not enter into any proposed assignment, sublease or other transfer of any interest herein or in the Premises which would result in (a) detraction from the first-class character or image of the Building or diminution in the value thereof, (b) the Premises being occupied by more than two (2) tenants or
(c) a breach by Landlord of any then-existing exclusive right in favor of any other tenant of the Building, any loan obligation or agreement, any covenants, conditions, restrictions and lease obligations of record, or any insurance policy. Tenant shall give Landlord thirty (30) days' prior written notice of its intention to assign, sublease or otherwise transfer its Lease. Tenant shall submit the following information with such notice and with a written request for Landlord's consent to any assignment, sublease or transfer: (i) all transfer and related documents, (ii) financial statements of the proposed transferee, (iii) business, credit and personal references and history of the proposed transferee, and (iv) such other information as Landlord may reasonably request relating to the proposed transfer and the parties involved therein. Any transaction which does not comply with provisions of this Article 10 shall be voidable at the option of Landlord.

        10.4. If Landlord disapproves the proposed sublease or assignment, or other transfer, Tenant shall not complete such proposed assignment or sublease. On the other hand, if Landlord approves such proposed sublease or assignment, or other transfer, Tenant shall be required to pay Landlord's reasonable legal fees and other costs incurred in connection with Landlord's review of the proposed assignment or subletting and the execution of documents reflecting such assignment or sublease. In addition, in the event Landlord consents to the proposed assignment or sublease: (i) any subtenant of part or all of Tenant's Interest in the Premises shall agree that in the event Landlord gives such subtenant notice that Tenant is in default under this Lease, such subtenant shall thereafter make all sublease or other payments directly to Landlord, which payments will be received by Landlord without any liability to honor the sublease (except to credit such payments against sums due under the Lease); and any subtenant shall agree to attorn to Landlord or its successors and assigns should the Lease be terminated for any reason, voluntarily, or otherwise, except that in no event shall Landlord or its successors or assigns be obligated to accept such attornment; (ii) any such transfer and consent shall be effected on forms, the form and substance of which will be supplied or approved by Landlord; and (iii) Landlord may require that Tenant not then be in default hereunder in any respect.

        10.5. The parties acknowledge that Landlord's economic stake in the Project is significantly greater than Tenant's economic stake in this Lease or in the Premises, and that Tenant has not leased the Premises to make a profit on subletting or assigning the same, but solely to occupy the same to conduct its business or practice. Accordingly, the parties have expressly bargained for the following allocation of any consideration to be derived by Tenant from any assignment or subletting or other transfer of this Lease. Tenant shall be required to pay Landlord fifty percent (50%) of any rent, key money, transfer consideration, or other premiums of any kind or nature on the sublease, assignment or transfer in excess of the rental and other charges due under this Lease, in the same manner and at the same time as Tenant receives such premium, whether such premium be in the form of an increased rental, a lump sum payment in consideration of the sublease, assignment or transfer, or consideration of any other form. If such sublease, assignment or transfer pertains to a portion of the Premises only, any premium shall be computed on the assumption that Tenant's rental and other sums due hereunder are allocable on a pro rata, per square foot basis.

        10.6. The provisions of this Article 10 shall apply regardless of whether such assignment, sublease or other transfer is made in compliance with the provisions of this Lease. Any payments made to Landlord pursuant to this
Article 10 shall not cure any default under this Lease arising from such assignment, sublease, or transfer. Tenant shall not artificially structure any sublease, assignment or other transfer to reduce the amount payable to Landlord under this Article 10, nor shall Tenant take any other steps for the purpose of circumventing its obligation to pay amounts to Landlord under this Article 10; in the event that Tenant does same, the amount payable to Landlord under this
Article 10 shall be the amount that would have been payable to Landlord had same not occurred.

        10.7. No assignment, sublease or other transfer, even with the consent of Landlord, shall result in Tenant's being released from any of its obligations hereunder. Landlord's consent to any one transfer shall apply only to the specific transaction thereby authorized and such consent shall not be construed as a waiver of the duty of Tenant or any transferee to obtain Landlord's consent to any other or subsequent transfer or as modifying or limiting Landlord's rights hereunder in any way. Landlord's acceptance of rent directly from any assignee, subtenant or other transferee shall not be construed as Landlord's approval or consent thereto nor Landlord's agreement to accept the attornment of any subtenant in the event of any termination of this Lease. In no event shall Landlord's enforcement of any provision of this Lease against transferee be deemed a waiver of Landlord's right to enforce any term of this Lease against Tenant or other person.

        10.8. If Tenant is a corporation, an unincorporated association or a partnership, any cumulative transfer, assignment or hypothecation of any stock or interest in such corporation, association or partnership greater than twenty-five percent (25%) thereof, or any cumulative transfer, assignment or hypothecation (other than in the ordinary course of business) of any asset of such corporation, association or partnership greater than twenty-five percent (25%) thereof, shall be deemed an assignment within the meaning and provisions of this Article 10 and shall be subject to the provisions hereof; provided, however, that the foregoing shall not apply to corporations, fifty percent (50%) or more of the stock of which is traded through a national or regional exchange or over-the-counter.

        10.9. Notwithstanding any of the foregoing provisions, covenants and conditions to the contrary, in the event that this Lease is assigned to any person or entity pursuant to the provisions of the Bankruptcy Code, 11 U.S.C. 101 et seq. (the "Bankruptcy Code"), any and all monies or other consideration payable or otherwise to be delivered in connection with such assignment shall be paid or delivered to Landlord, shall be and remain the exclusive property of the Landlord and shall not constitute property of Tenant or of the estate of Tenant within the meaning of the Bankruptcy Code. Any and all monies or other consideration constituting Landlord's property under the preceding sentence not paid or delivered to Landlord shall be held in trust for the benefit of the Landlord and shall promptly be paid to or turned over to Landlord. If Tenant proposes to assign this Lease pursuant to the provisions of the Bankruptcy Code to any person or entity who shall have made a bona fide offer to accept an assignment of this Lease on terms acceptable to Tenant, then notice of such proposed assignment setting forth (i) the name and address of such person, (ii) all of the terms and conditions of such offer, (iii) the adequate assurance provided by Tenant to assure such person's future performance under the Lease including, without limitation, the assurance referred to in Section 365 of the Bankruptcy Code, or any such successor or substitute legislation or rule thereto, shall be given to Landlord by Tenant no later than twenty (20) days after receipt by Tenant, but in any event no later than ten (10) days prior to the date that Tenant shall make application to a court of competent jurisdiction for authority and approval to enter into such assignment and assumption. Landlord shall thereupon have the prior right and option, to be exercised by notice to Tenant given at any time prior to the effective date of such proposed assignment, to accept an assignment of this Lease upon the same terms and conditions and for the same consideration, if any, as the bona fide offer made by such person, less any brokerage commissions, attorneys' fees, tenant improvement costs or other charges which may be payable out of the consideration to be paid by such person for the assignment of this Lease. Any person or entity to which this Lease is assigned pursuant to the provisions of the Bankruptcy Code shall be deemed without further act or deed to have assumed all of the obligations arising under this Lease on and after the date of such assignment. Any such assignee shall upon demand execute and deliver to Landlord an instrument confirming such assumption.

    11. Waiver; Indemnity.

        11.1. Notwithstanding any contrary provision herein, and except to the extent arising from the gross negligence or willful misconduct of the Landlord, Landlord shall not be liable and Tenant hereby waives all claims against Landlord for any injury or damage to any person or property or any other loss (including, but not limited to, loss of income), which may be sustained by the person, goods, wares, merchandise or property of Tenant, its agents, contractors, employees, invitees or customers or any other person in or about the Premises, the Building, or the Project by or from any cause whatsoever, and, without limiting the generality of the foregoing, whether caused by or resulting from water leakage of any character from the roof, walls, windows, basement, or any other portion of the Premises, the Building, or the Project, or by fire, steam, electricity, gas or oil, or by any interruption of utilities or services, or by any tenant, occupant, or other person, or by any other cause whatsoever, in, on or about the Premises, the Building or the Project. Notwithstanding any contrary provision in this Lease, the Landlord shall in no event be liable for consequential damages hereunder.

        11.2. Except to the extent that claims arise from the gross negligence or willful misconduct of Landlord, Tenant shall indemnify Landlord and hold Landlord harmless from and against any and all claims, demands, losses, damages, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees) arising from Tenant's use or enjoyment of the Project, from the conduct of Tenant's business, from any act or omission, work or thing done, permitted or suffered by Tenant (or any officer, employee, agent, contractor, representative, licensee, guest, invitee or visitor thereof) in or about the Project, or from any default under this Lease by Tenant. If any action or proceeding is brought against Landlord by reason of any such matter, Tenant shall, upon notice from Landlord, defend same at Tenant's expense by counsel satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property of Tenant, or injury to persons in or about the Premises, except to the extent arising from the gross negligence or willful misconduct of Landlord, and Tenant hereby waives all claims in respect thereof against Landlord. The provisions of this Article 11 shall survive the expiration or termination of this Lease with respect to any claims or liability arising from events occurring prior to such expiration or termination.

    12. Insurance.

        12.1. Throughout the term hereof, Tenant shall carry and maintain, at its own expense, the following types, amounts and forms of insurance:

                12.1.1. A policy of commercial general liability insurance with a combined single limit of One Million Dollars ($1,000,000) per occurrence with Two Million Dollars ($2,000,000) aggregate coverage, in the name of Tenant (with Landlord and, if requested by Landlord, any mortgagee, trust deed holder, ground lessor, air space lessor, or secured party with an interest in this Lease, the Building or the Project named as an additional insured). Such policy shall specifically include, without limitation, personal injury, broad form property damage, and contractual liability coverage, the last of which shall cover the insuring provisions of this Lease and the performance of Tenant of the indemnity agreements in Article 11 above. Such policy shall provide coverage on an occurrence basis. The amount of such insurance required hereunder shall be subject to adjustment from time to time as reasonably requested by Landlord.

                12.1.2. A policy or policies of property insurance in the name of Tenant (with Landlord and, or requested by Landlord, any mortgagee, trust deed holder, ground lessor, air space lessor, or secured party with an interest in the Lease, the Building or the Project named as additional insured) covering leasehold improvements and any property of Tenant at the Premises and providing protection against all perils included within the classification of fire, extended coverage, vandalism, malicious mischief, special extended peril (all risk) and sprinkler leakage, in an amount equal to at least one hundred percent (100%) of the replacement cost thereof from time to time (including without limitation, cost of debris removal). Any proceeds from such insurance shall be used for the repair or replacement of the property damaged or destroyed, unless this Lease is terminated pursuant to the provisions hereof. If the Premises are not repaired or restored following damage or destruction, Landlord shall receive any proceeds from such insurance allocable to Tenant's leasehold improvements.

                12.1.3. Such other policies of insurance (including, without limitation, business interruption or rental income insurance) in connection with the Premises as Landlord may from time to time require.

        12.2. All of the policies required to be obtained by Tenant pursuant to the provisions of Section 12.1 above shall be issued by companies and shall be in the form and content acceptable to Landlord. Without limiting the generality of the foregoing, any deductible amounts under said policies shall be subject to Landlord's approval. Each policy shall designate Landlord as an additional insured and shall provide full coverage in the amounts set forth herein. Although named as an additional insured, Landlord shall be entitled to recover under said policies for any loss occasioned to it, its servants, agents and employees, by reason of the negligence of Tenant.

        12.3. Tenant shall, prior to delivery of the Premises by Landlord to Tenant, provide Landlord with copies of and certificates for all insurance policies. All insurance policies shall provide that they may not be modified or cancelled until after thirty (30) days' written notice to Landlord (by any means described in Article 27 below) and to any other additional insureds thereunder. Tenant shall, at least thirty (30) days prior to the expiration of any of such policies, furnish Landlord with a renewal or binder therefor.

        12.4. Tenant may carry insurance under a so-called "blanket" policy, provided that such policy provides that the amount of insurance required hereunder shall not be prejudiced by other losses covered thereby. All insurance policies carried by Tenant shall be primary with respect to, and non-contributory with, any other insurance available to Landlord.

        12.5. If Tenant fails to carry any insurance policy required hereunder or to furnish copies thereof and certificates therefor pursuant hereto, Landlord may, upon notice, and without waiving Tenant's default, obtain such insurance, and Tenant shall reimburse Landlord for the costs thereof with the next monthly rental payments due hereunder.

        12.6. During the term of this Lease, Landlord shall keep and maintain property insurance for the Project in such reasonable amounts, and with such reasonable coverages, as would be carried by a prudent owner of a similar building in the city where the Building is located, or as any lienholder may require. Tenant acknowledges that it shall not be a named insured in such policies and that it has no right to receive any proceeds from any such insurance policies carried by Landlord. Notwithstanding any contrary provision herein, Landlord shall not be required to carry insurance covering the property described in Section 12.1 above or covering flood or earthquake.

        12.7. Each party hereto hereby waives any and all rights to recover against the other party, or against the officers, employees or principals thereof, for loss or damage arising from any peril insured against under any property or worker's compensation insurance policy required to be carried by such waiving party pursuant to the provisions of this Lease. To the extent reasonably available, each such policy shall be endorsed to reflect the foregoing.

        12.8. Tenant shall pay any increases in insurance premiums relating to property in the Project other than the Premises to the extent that any such increase is specified by the insurance carrier as being caused by Tenant's acts or omission or use or occupancy of the Premises.

    13. Services and Utilities.

        13.1. Subject to the provisions contained elsewhere herein and to the rules and regulations of the Building, Landlord shall cause to be furnished to the Premises electricity, together with heating, ventilating and air conditioning ("HVAC"), required in Landlord's reasonable judgment for the comfortable use and occupation of the Premises (but not in excess of such utilities and services which are customarily furnished in comparable office buildings in the immediate market area), during the business hours of the Building, which shall initially be 8:00 A.M. to 6:00 P.M., Monday through Friday, except for holidays determined by Landlord from time to time. In addition Landlord shall cause to be furnished janitorial services for the Premises during the times and in the manner that such services are customarily furnished in comparable office buildings in the immediate market area. Landlord shall, at Tenant's request, provide after-hours HVAC and lighting to the Premises, provided that Tenant shall pay to Landlord a charge therefor as reasonably determined by Landlord from time to time. Tenant shall keep and cause to be kept closed all window coverings when necessary because of the sun's position, and Tenant also shall at all times cooperate fully with Landlord and abide by all the regulations and requirements which Landlord may prescribe for the proper functioning and protection of the HVAC system, if any heat-generating machine, excess lighting or equipment used in the Premises affects the temperature otherwise maintained by the air conditioning system for the Premises and the Building, or requires additional cooling for its operations. Landlord may install supplementary air conditioning for the Premises, and the cost thereof (including, but not limited to, the cost of installation, operation and maintenance thereof) shall be paid by Tenant to Landlord upon demand by Landlord.

        13.2. Tenant shall not, without the prior written consent of Landlord, use in the Premises any apparatus, device, machine or equipment using excess lighting, electricity or water; nor shall Tenant connect any apparatus or device to sources of electrical current or water except through existing electrical outlets or water pipes in the Premises. If Tenant shall require excess electricity or any other resource in excess of that customarily supplied for use of similar premises in comparable buildings in the vicinity of the Project, Tenant shall first request the consent of Landlord. In the event that

Landlord gives its consent, Landlord may cause a separate metering device to be installed in the Premises. The cost of any such separate metering device including, but not limited to, the cost of installation, maintenance and repair thereof shall be paid by Tenant. Tenant shall promptly pay the cost of all excess resources consumed within the Premises, together with any additional administrative expense incurred by Landlord in connection therewith. For purposes of the foregoing, excess electricity shall be deemed to consist of any amount in excess of two (2) kilowatt hours at two hundred seventy-seven (277) volts per rentable square foot on an annualized basis for fluorescent lighting and three (3) kilowatt hours at one hundred twenty (120) volts per rentable square foot on an annualized basis for convenience power.

        13.3. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from any interruption of utilities or services caused by (i) the installation or repair of any equipment in connection with the furnishing of utilities or services, (ii) acts of God or the elements, labor disturbances of any character, any other accidents or any other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or the Project, or (iii) the limitation, curtailment, rationing or restriction imposed by any governmental agency or service or utility supplier on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Project. Furthermore, Landlord shall be entitled, without any obligation or compensation to Tenant, to cooperate voluntarily in a reasonable manner with the efforts of national, state or local governmental agencies or service or utility suppliers in reducing energy or other resource consumption. If Landlord shall so cooperate, Tenant shall also reasonably cooperate therewith.

        13.4. Any sums payable under this Article 13 shall be considered Additional Rent and may be added to any installment of rent thereafter becoming due, and Landlord shall have the same remedies for a default in payment of such sums as for a default in the payment of rent.

    14. Estoppel Certificate.

        14.1. Within ten (10) days after any written request which Landlord may make from time to time, Tenant shall execute and deliver to Landlord a certificate (the "Certificate") together with such financial information relating to Tenant or any guarantor as Landlord or any prospective purchaser or lender may reasonably request. Landlord shall have the right to amend or otherwise supplement the Certificate to include such other information and provisions as may be reasonably requested by any existing or prospective lender or by any prospective purchaser. Any failure by Tenant to so execute and deliver the Certificate shall, at Landlord's election, constitute a certification by Tenant that the statements which may be included in the Certificate (as same may have been so amended or supplemented) are true and correct, except as Landlord shall otherwise indicate. Landlord and Tenant intend that the Certificate may be relied upon by any existing or prospective lender or by any prospective purchaser. Tenant hereby acknowledges that any failure by it to execute and delivery the Certificate would likely result in Landlord's incurring substantial consequential damages.

    15. Holding Over.

        15.1. If Tenant, with Landlord's written consent, remains in possession of all or any portion of the Premises after the expiration or sooner termination of the term hereof, such holding over shall constitute and be construed as a tenancy from month-to-month only, upon such terms and conditions hereof as may reasonably and logically be construed as applying thereto; provided, however, that during such holding over, Base Rent shall be two hundred percent (200%) of the Base Rent as adjusted and in effect immediately prior to such expiration or termination, and any and all options or other preferential rights of Tenant shall be deemed to have lapsed and to be of no further force or effect. Landlord may terminate such tenancy from month to month by giving to Tenant at least seven (7) days' written notice thereof at any time. Acceptance by Landlord of any rent after such expiration or termination shall not be deemed to constitute Landlord's consent to such holding over.

    16. Subordination; Requirements of Lenders.

        16.1. Without the necessity of any additional document being executed by Tenant for the purpose of effecting a subordination, this Lease shall be subject and subordinate at all times to (a) all ground leases or underlying leases which may now exist or hereafter be executed affecting all or any portion of the Project, and (b) the lien of any mortgage or deed of trust which may now exist or hereafter be executed affecting all or any portion of the Project.

        16.2. Notwithstanding the foregoing, Landlord shall have the right to subordinate or cause to be subordinated any such ground leases or underlying leases or any such liens to this Lease. If any ground lease or underlying lease terminates for any reason or any mortgage or deed of trust is foreclosed or a deed in lieu of foreclosure is made for any reason, then at the election of such ground lessor, air space lessor, or mortgagee or beneficiary, Tenant shall, notwithstanding any subordination, attorn to and become the Tenant of the successor-in-interest at the option of such successor-in-interest. It shall be a condition to any future subordination of this Lease that the ground lessor, air space lessor, or mortgagee or beneficiary requesting such subordination shall agree that so long as Tenant is not in default under this Lease, Tenant's possession of the Premises shall not be disturbed as a result of such termination, foreclosure or deed in lieu of foreclosure. Tenant shall execute and deliver, upon demand by Landlord and in the form requested by Landlord, any additional documents evidencing the priority or subordination of this Lease and the attornment of Tenant with respect to any such ground leases or underlying leases or the lien of any such mortgage or deed of trust. Tenant hereby irrevocably appoints Landlord as attorney-in-fact of Tenant to execute, deliver and record any such documents in the name and on behalf of Tenant if Tenant fails to do same pursuant to the foregoing.

        16.3. If, in connection with the obtainment of financing for the Project or any portion thereof, the lender requests reasonable modifications of this Lease as a condition to the furnishing of such financing, Tenant shall not unreasonably withhold or delay its consent thereto, provided that such modifications do not increase the obligations of Tenant hereunder or materially adversely affect Tenant's rights hereunder.

    17. Compliance with Rules and Regulations.

        17.1. Tenant shall observe and comply with the rules and regulations set forth in Article 39 below and any and all reasonable modifications thereof and additions thereto from time to time established by Landlord. Landlord shall not be responsible for the non-observance of, or noncompliance with, any of said rules and regulations by any other tenant or occupant of the Building. In the event of any conflict between said rules and regulations and other provisions hereof, the latter shall control.

    18. Access by Landlord.

        18.1. Landlord reserves, and Landlord (and its agents, contractors and employees) shall at reasonable times have, the right to enter the Premises to inspect same, to supply janitorial services and any other service to be provided by Landlord to Tenant hereunder, to show the Premises to any prospective purchaser, beneficiary, mortgagee, or, during the last six (6) months of the term hereof to prospective tenants, to post notices of non-responsibility, "for lease" signs, and to make any alteration, improvement or repair to the Premises or any portion of the Building, without abatement of rent, and Landlord may for that purpose erect, use and maintain scaffolding, pipes, conduits and other necessary structures in and through the Premises where reasonably required by the character of the work to be performed, provided that entrance to the Premises shall not be blocked thereby, and provided further that Landlord shall use reasonable efforts to minimize any interference with Tenant's use of and access to the Premises resulting from the foregoing. Tenant hereby waives any claim for damages or abatement of rent for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned thereby, except to the extent arising from the gross negligence or willful misconduct of Landlord.

     For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in, upon and about the Premises, excluding Tenant's vaults and sales, and Landlord shall have the right to use any and all means which Landlord may deem necessary or proper to open said doors in any emergency, in order to obtain entry to any portion of the Premises, and any entry to the Premises or portions thereof obtained by Landlord by any such means or otherwise shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises or any portion thereof. If Tenant at any time during the term of this Lease determines to re-key its Premises, Tenant shall do so only with locks and hardware supplied by Landlord. All such re-keying shall be at Tenant's sole cost and expense.

     Landlord shall also have the right at any time, without same constituting an actual or constructive eviction and without incurring any liability to Tenant therefor, to change the arrangement and/or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building or common areas of the Project, provided that Landlord shall use reasonable efforts to minimize any interference with Tenant's use of and access to the Premises resulting from the foregoing.

    19. Default by Tenant.

        19.1. The occurrence of any of the following shall constitute a breach of and default under this Lease by Tenant:

                19.1.1. Failure by Tenant to pay any amount due hereunder when and as same becomes payable in accordance with the provisions of this Lease, or to duly, promptly and completely perform any obligation of Tenant under Article 14 or 16 above, and continuation of such failure for a period of three (3) days after written notice from Landlord to Tenant specifying the nature of such failure.

                19.1.2. Failure by Tenant in the due, prompt and complete performance or observance of any other express or implied covenant, agreement or obligation of Tenant contained in this Lease, and the continuation of such failure for a period of ten (10) days after written notice from Landlord to Tenant specifying the nature of such failure; provided, however, that if any such failure not involving a hazardous condition is curable, but cannot reasonably be cured within such period, Tenant shall not be deemed to be in default hereunder if Tenant promptly commences such cure within such period and thereafter diligently pursues such cure to completion within a reasonable time, but in no event more than thirty (30) days after such notice.

                19.1.3. Tenant's vacating or abandoning of the Premises.

                19.1.4. Any financial statement or any representation given to Landlord by Tenant, or any assignee, sublessee, other transferee or successor of Tenant or any guarantor of this Lease, proves to be materially false or misleading.

                19.1.5. The insolvency of Tenant or Guarantor; the making by Tenant or Guarantor of any assignment for the benefit of creditors; the filing by or against Tenant or Guarantor of a petition to have Tenant or Guarantor adjudged bankrupt or of a petition for reorganization or arrangement under any law relating to bankruptcy, insolvency or creditors' rights in general (unless in the case of a petition filed against Tenant or Guarantor, the same is dismissed within sixty (60) days); the appointment of a trustee or receiver to take possession of all or a substantial part of Tenant's or Guarantor's assets or of Tenant's or Guarantor's interest under this Lease, where such seizure is not discharged within thirty (30) days. The occurrence of any of the acts or events referred to in this Section with respect to any Guarantor of this Lease shall also constitute a default hereunder.

                19.1.6. The attachment, execution or other judicial seizure of a substantial portion of Tenant's assets or of Tenant's interest in this Lease, where such seizure is not discharged within thirty (30) days.

                19.1.7. The failure of Tenant to comply with the terms of any other lease made by Tenant for space in the Building.

        19.2. The notices referred to in Sections 19.1.1 and 19.1.2 above shall be in lieu of, and not in addition to, any notice required under Section 1161 et seq. of the California Code of Civil Procedure.

    20. Remedies of Landlord.

        20.1. In the event of Tenant's breach of or default under this Lease as provided in Article 19 above, Landlord, at Landlord's option, and without limiting Landlord in the exercise of any other right or remedy Landlord may have on account of such default, and without any further demand or notice, may terminate this Lease and/or, to the extent permitted by law, remove all persons and property from the Premises, which property shall be stored by Landlord at a warehouse or elsewhere at the risk, expense and for the account of Tenant.

        20.2. If Landlord elects to terminate this Lease as provided in Section
20.1. above, Landlord shall be entitled to recover from Tenant the aggregate of:

                20.2.1. The worth at the time of the award of the unpaid rent and charges equivalent to rent earned as of the date of the termination hereof;

                20.2.2. The worth at the time of the award of the amount by which the unpaid rent and charges equivalent to rent and other amounts due hereunder, which would have been earned after the date of termination hereof until the time of the award, exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                20.2.3. The worth at the time of the award of the amount by which the unpaid rent and charges equivalent to rent for the balance of the term hereof after the time of the award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                20.2.4. Any other amount necessary to compensate Landlord for the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which, in the ordinary course of things, would be likely to result therefrom; and

                20.2.5. Any other amount which Landlord may hereafter be permitted to recover from Tenant to compensate Landlord for the detriment caused by Tenant's default.

        20.3. For the purposes of this Article 20, the "time of the award" shall mean the date upon which the judgment in any action brought by Landlord against Tenant by reason of such default is entered or such earlier date as the court may determine; the "worth at the time of award" of the amounts referred to in Sections 20.2.1 and 20.2.2 shall be computed by allowing interest at the Interest Rate set forth in Section 29.1 below, but not more than the legal rate; and the "worth at the time of award" of the amount referred to in Section 20.2.3 shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of the award plus one percent (1%) per annum. Tenant agrees that such charges shall be recoverable by Landlord under California Code of Civil Procedure Section 1174(b) or any similar, successor or related provision of law. Further, Tenant hereby waives the provisions of California Code of Civil Procedure Section 1174(c) and California Civil Code Section 1951.7 or any other similar, successor or related provision of law providing for Tenant's right to satisfy any judgment in order to prevent a forfeiture of this Lease or requiring Landlord to deliver written notice to Tenant of any reletting of the Premises.

        20.4. Nothing in this Article 20 shall be deemed to affect Landlord's right to indemnification under the indemnification clause or clauses contained in this Lease for claims or liability arising from events occurring prior to the termination of this Lease.

        20.5. Notwithstanding anything to the contrary set forth herein, Landlord's reentry to perform acts of maintenance or preservation of, or in connection with efforts to relet the Premises, or any portion thereof, or the appointment of a receiver upon Landlord's initiative to protect Landlord's interest under this Lease shall not terminate Tenant's right to possession of the Premises or any portion thereof and, until Landlord does elect to terminate this Lease, this Lease shall continue in full force and Landlord may pursue all its remedies hereunder including, without limitation, the right to recover from Tenant as they become due hereunder all rent and other charges required to be paid by Tenant under the terms of this Lease.

        20.6. In the event of any default by Tenant as set forth above, then in addition to any other remedies available to Landlord at law or in equity or under this Lease, Landlord shall have the right to bring an action or actions from time to time against Tenant, in any court of competent jurisdiction, for all rental and other sums due or becoming due under this Lease, including all damages and costs proximately caused thereby notwithstanding Tenant's abandonment or vacation of the Premises or other acts of Tenant, as permitted by
Section 1951.4 of the California Civil Code or any successor, related or similar provision of law. Such remedy may be exercised by Landlord without prejudice to its right to thereafter terminate this Lease in accordance with the other provisions contained in this Article 20.

        20.7. The terms "rent" and "rental" as used in this Article 20 and in any and all other provisions of this Lease, shall mean Base Rent, Additional Rent and any and all other amounts payable by Tenant pursuant to the provisions of this Lease.

        20.8. In the event of Tenant's abandonment of the Premises or if Landlord shall elect to reenter or shall take possession of the Premises pursuant to any legal proceeding or pursuant to any notice provided by law, and until Landlord elects to terminate this Lease, Landlord may, from time to time, without termination this Lease, recover all rental as it becomes due under
Section 20.6 above and/or relet the Premises or any part thereof for the account of and on behalf of Tenant, on any terms, for any term (whether or not longer than the term of this Lease) and at any rental as Landlord in its reasonable discretion may deem advisable, and Landlord may make any alterations and repairs to the Premises in connection therewith. Tenant hereby irrevocably constitutes and appoints Landlord as its special attorney-in-fact, which appointment shall be irrevocable and coupled with an interest, for purposes of reletting the Premises pursuant to the immediately preceding sentence. In the event that Landlord shall elect to so relet the Premises on behalf of Tenant, then rentals received by Landlord from such reletting shall be applied:

                20.8.1. First, to reimburse Landlord for the costs and expenses of such reletting (including, without limitation, costs and expenses of retaking or repossessing the Premises, removing persons and property therefrom, obtaining new tenants (including but not limited to in-house and third-party brokerage fees and costs of preparation of the Premises for occupancy by such new tenants, and, if Landlord shall maintain and operate the Premises, the costs thereof) and necessary or reasonable alterations.

                20.8.2. Second, to the payment of any indebtedness of Tenant to Landlord other than Base Rent, adjustments to Base Rent, Additional Rent and other sums due and unpaid hereunder.

                20.8.3. Third, to the payment of rent, Base Rent, Additional Rent and other sums due and unpaid hereunder, and the residue, if any, shall be held by Landlord and applied in payment of other or future obligations of Tenant to Landlord as the same may become due and payable.

        20.9. Should the rentals received from such reletting, when applied in the manner and order indicated above, at any time be less than the total amount owing from Tenant pursuant to this Lease, then Tenant shall pay such deficiency to Landlord and if Tenant does not pay such deficiency within five (5) days of its receipt of written notice, Landlord may bring an action against Tenant for recovery of such deficiency or pursue its other remedies hereunder or under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related provision of law.

        20.10. All rights, powers and remedies of Landlord hereunder and under any other agreement now or hereafter in force between Landlord and Tenant shall be cumulative and not alternative and shall be in addition to all rights, powers and remedies given to Landlord at law or in equity. The exercise of any one or more of such rights or remedies shall not impair Landlord's right to exercise any other right or remedy including, without limitation, any and all rights and remedies of Landlord under California Civil Code Section 1951.8, California Code of Civil Procedure Section 1161 et seq., or any similar, successor or related provision of law.

        20.11. As security for Tenant's performance and satisfaction of each and every one of its duties and obligations under this Lease, Tenant does hereby assign and grant to Landlord a security interest under the California Commercial Code in and to Tenant's right, power and authority, during the continuance of this Lease, to receive the Tenant's share of rents, issues, profits or other payments received under any sublease or other transfer of part or all of Tenant's Interest in the Premises, reserving unto Tenant the right prior to any default hereunder to collect and retain the Tenant's share of said rents, issues and profits as they become due and payable, except that nothing contained herein shall be construed to alter the provisions or Article 10 above. Upon any such default, Landlord shall have the right at any time thereafter, without notice (except as may be provided for herein), either in person, by agent or receiver to be appointed by a court, to enter and take possession of the Premises and collect such Tenant's share of such rents, issues, profits or other payments, including without limitation those past due and unpaid, and apply same, less court costs and expenses of collection, including without limitation reasonable attorneys' fees upon any indebtedness secured hereby and in such order as Landlord may determine.

        20.12. If, after Tenant's abandonment of the Premises, Tenant leaves behind any items of personal property, then Landlord shall store such property at a warehouse or any other location at the risk, expense and for the account of Tenant, and such property shall be released only upon Tenant's payment of any and all moving and storage charges, as well as any expense or damages incurred as a result of the removal, moving and storage of such property, together with all sums due and owing under this Lease. If Tenant does not reclaim such property within the period permitted by law, Landlord may sell such property in accordance with law and apply the proceeds of such sale to any sums due and owing hereunder, or retain said property, granting Tenant credit against sums due and owing hereunder for the reasonable value of such property.

        20.13. To the extent permitted by law, Tenant hereby waives all provisions of, and protection under, any decisions, statutes, rules, regulations and other laws of the State of California to the extent same are inconsistent and in conflict with specific terms and provisions hereof.

        20.14. If, at any time during the term hereof, Tenant fails, refuses or neglects to do any of the things provided to be done by Tenant, Landlord may, after notice (except in the event of emergency), do same, but at the expense and for the account of Tenant. The amount of any money so expended or obligations so incurred by Landlord, together with interest thereon at the Interest Rate, shall be repaid to Landlord within five (5) days after demand by Landlord.

    21. Default by Landlord; Limitation of Liability.

        21.1. Landlord shall not be deemed to be in default hereunder unless obligations required by Landlord hereunder are not performed by Landlord, or by any beneficiary under any deed of trust, mortgagee, ground lessor, air space lessor, or other lienholder with rights in all or any portion of the Project, within thirty (30) days after written notice thereof by Tenant to Landlord and to such other parties whose names and addresses are furnished to Tenant in writing, which notice specifies that there has been a failure to perform such obligations; provided, however, that if the nature of such obligations is such that more than thirty (30) days are reasonably required for their cure, Landlord shall not be deemed to be in default hereunder if Landlord or any such other party(ies) commences such cure within such thirty (30) day period and thereafter diligently pursues such cure to completion.

        21.2. If Landlord is in default hereunder and, as a consequence thereof, Tenant recovers a judgment against Landlord, such judgment may be satisfied only out of the right, title and interest of Landlord in the Project and out of the rent or other revenue receivable by Landlord from the Project, or out of the proceeds receivable by Landlord from the sale or other disposition of all or any portion of Landlord's right, title and interest in the Project. Neither Landlord nor any of the partners of Landlord shall be personally liable for any deficiency or otherwise.

    22. Damage and Destruction.

        22.1. If the Premises or the Project is damaged by an insured casualty occurring more than six (6) months prior to the expiration of the term hereof, Landlord shall forthwith repair same, or cause same to be repaired, to the extent that insurance proceeds are made available to Landlord therefor and provided that such repairs can, in Landlord's reasonable opinion, be made within ninety (90) days from the date of such damage (without payment of overtime or other premiums) under the laws and regulations of the federal, state and local governmental authorities having jurisdiction thereof.

        22.2. If the Premises or the Project is damaged by an uninsured casualty which shall cost less than $100,000 to repair, Landlord shall repair such damage as soon as is reasonably possible. If the Premises or the Project is damaged by an insured casualty which shall cost more than $100,000 to repair, or if with respect to an uninsured casualty and the repairs shall require more than ninety
(90) days to complete without payment of overtime or other premium or if the Premises or the Project is damaged by casualty within the last six (6) months of the term and cost in excess of $100,000 to repair, Landlord shall have the option within forty-five (45) days from the date of such damage either to (i) notify Tenant of Landlord's election to repair such damage, in which event Landlord shall thereafter repair same, or (ii) notify Tenant of Landlord's election to immediately terminate this Lease, in which event this Lease shall be so terminated. Landlord shall refund to Tenant any rent previously paid for any period of time subsequent to such termination. Notwithstanding any contrary provision herein, and regardless of whether caused by casualty, (a) Landlord shall not be required to repair any damage to the property of Tenant or to repair or replace any paneling, decorations, railings, floor coverings, alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant, and (b) any damage caused by the negligence or willful misconduct of Tenant or any of its agents, contractors, employees or invitees shall be promptly repaired by Tenant, at its sole cost and expense, to the reasonable satisfaction of Landlord; provided, however, that Landlord shall bear such cost and expense to the extent it receives proceeds covering such damage from insurance obtained by Landlord as part of Operating Costs. Tenant hereby waives the provisions of Section 1932, subdivision 2, and Section 1933, subdivision 4, of the Civil Code of California, and any similar law, statute or ordinance now or hereafter in effect.

        22.3. Until the Premises are restored, rent shall be abated in the proportion that the area, if any, of the Premises rendered unusable by Tenant (and therefore not used) bears to the total area of the Premises; provided, however, that there shall be such rent abatement only (i) if the damage so repaired is not caused by the negligence or willful misconduct of Tenant or any of its agents, contractors, employees, guests or invitees, and (ii) a material portion of the Premises is so rendered unusable for more than ten (10) consecutive business days. Except for abatement of rent, if any, Tenant shall have no claim against Landlord of any damage suffered by reason of (a) and damage to the Premises, (b) such repairs, or (c) any inconvenience, interruption, annoyance, loss of business, or continued expense of operation caused by such damage or repair.

    23. Eminent Domain.

        23.1. If the entire Premises, or so much thereof as to render the balance thereof not reasonably usable for the conduct of Tenant's business, shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, either party hereto may, by serving written notice upon the other party hereto within thirty (30) days thereafter, immediately terminate this Lease. If any substantial part of the Project excluding the Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof, Landlord may so terminate this Lease. In either of such events, Landlord shall receive (and Tenant shall assign to Landlord upon demand by Landlord) any income, rent, award or any interest therein which may be paid in connection therewith, and Tenant shall have no claim for any part of any sum so paid, whether or not attributable to the value of the unexpired term of this Lease; provided, however, that nothing herein shall prevent Tenant from pursuing a separate award in connection with the taking of Tenant's removable tangible personal property placed in the Premises solely at Tenant's expense and for Tenant's relocation costs.

        23.2. If a part of the Premises shall be so taken, appropriated or conveyed and neither party hereto shall elect to so terminate this Lease, (i) Base Rent and Additional Rent payable hereunder shall be abated in the proportion that the area of the portion of the Premises so taken, appropriated or conveyed bears to the area of the entire Premises, and (ii) if the Premises shall have been damaged as a consequence of such partial taking, appropriation or conveyance, Landlord shall, to the extent of any severance damages received by Landlord, restore the Premises continuing under this Lease; provided, however, the Landlord shall not be required to repair or restore any damage to the property of Tenant or to make any repairs to or restoration of any alterations, additions, fixtures or improvements installed on the Premises by or at the expense of Tenant, and Tenant shall pay any amount in excess of such severance damages required to complete such repairs or restoration.

        23.3. Notwithstanding anything to the contrary contained in this Article 23, if the temporary use or occupancy of any part of the Premises shall be taken or appropriated under the power of eminent domain or conveyed in lieu thereof during the term of this Lease, this Lease shall be and remain unaffected by such taking, appropriation or conveyance and Tenant shall continue to pay in full all rent payable hereunder by Tenant during the term of this Lease. In the event of any such temporary taking, appropriation or conveyance, Tenant shall be entitled to receive that portion of any award which represents compensation for loss of this use or occupancy of the Premises during the term of this Lease, and Landlord shall be entitled to receive the balance of such award. To the extent that it is inconsistent with the above, each party hereto hereby waives the provisions of Section 1265.130 of the California Code of Civil Procedure allowing either party to petition a court to terminate this Lease in the event of a partial taking of the Premises.

    24. Sale by Landlord.

        24.1. If Landlord sells or transfers any or any portion of the Project including the Premises, Landlord shall, upon consummation of the sale or transfer, be released from any liability relating to obligations or covenants thereafter to be performed or observed under this Lease, and in such event Tenant agrees to look solely to Landlord's successor-in-interest with respect to such liability. Landlord may transfer or credit any security deposit or prepaid rent to Landlord's successor-in-interest, and upon such transfer Landlord shall be discharged from any further liability therefor.

    25. Surrender of Premises.

        25.1. Tenant shall, upon the expiration or sooner termination of the term hereof, surrender to Landlord the Premises, and all repairs, changes, alterations, additions and improvements thereto, in good order, condition and repair, ordinary wear and tear excepted, clean and free of debris; provided, however, that Landlord may upon the expiration or sooner termination of this Lease require that Tenant pay the cost of removal of any changes, alterations, additions and improvements to the Premises caused to be installed by Tenant in which event Tenant shall pay the cost incurred by Landlord to effect such removal and restoration of the Premises to its former state. Tenant shall, upon the expiration or sooner termination of the term hereof, and at Tenant's sole cost and expense, remove all movable furniture, equipment and other personal property belonging to Tenant placed in the Premises. Tenant shall immediately, at its sole cost and expense, repair any damage caused by the removal of any property.

    26. Quiet Enjoyment.

        26.1. So long as Tenant is not in default hereunder, Tenant shall have the right to the quiet, peaceful enjoyment and possession of the Premises and the use of the common areas during the term of this Lease, subject to the terms and conditions of this Lease.

    27. Notices.

        27.1. Whenever any notice, demand or other communication is to be given under the provisions of this Lease by either party hereto to the other party hereto, it shall be in writing and shall be (a) personally served, (b) mailed by United States registered or certified mail, return receipt requested, postage prepaid, (c) sent by a nationally recognized courier service (e.g. Federal Express) for next day delivery, to be confirmed in writing by such courier, or
(d) "faxed" with appropriate provisions for confirmation of receipt. In addition to the foregoing, after the Commencement Date, any notice, demand or other communication to Tenant shall be made to the Premises, addressed as set forth in
Section 1.1.9. Any notice, demand or other communication to

Landlord shall be made to: 10866 Wilshire Boulevard, Suite 800, Los Angeles, California 90024-4303, Attention: Held Properties.

        27.2. In the event that a different address is furnished by either party hereto to the other party hereto in writing, notices, demands and other communications shall thereafter be sent or delivered to the new address. Service by mail shall be deemed complete on the day of actual delivery as shown by the addressee's registered or certified mail receipt or at the expiration of the third business day after the date of mailing, whichever first occurs. Service by personal service or courier shall be deemed complete on receipt. Service by "fax" shall be deemed complete on confirmation of receipt.

    28. Personal Property Taxes.

        28.1. Tenant shall pay before delinquency all taxes, assessments, license fees and other charges (collectively "taxes") that are levied and assessed against Tenant's trade fixtures and other personal property installed or located in or on the Premises, and that become payable during the term. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of such payments. If any taxes on Tenant's personal property are levied against Landlord or Landlord's property, or if the assessed value of the Building and other improvements in which the Premises are located is increased by the inclusion of a value placed on Tenant's personal property or leasehold improvements, as determined by Landlord, and if Landlord pays the taxes on any of these items or the taxes based on the increased assessment of these items, Tenant, on demand, shall immediately reimburse Landlord for the sum of such taxes levied against Landlord, or the proportion of the taxes resulting from the increase in Landlord's assessment. Landlord shall have the right to pay these taxes regardless of the validity of the levy.

    29. Interest and Late Charges.

        29.1. Any amount not paid by Tenant to Landlord when due hereunder shall bear interest at a rate (the "Interest Rate") equal to the lesser of (a) the rate per annum announced from time to time by Bank of America, as its prime rate (or, if such bank fails to announce such rate, then the prime rate announced by The Chase Manhattan Bank, N.A.) plus four (4) percentage points, or (b) the maximum rate permitted by law, from the due date until paid, unless otherwise specifically provided herein, but the payment of such interest shall not excuse or cure any such failure by Tenant under this Lease. In addition to such interest, if any amount is not paid within ten (10) days after same is due, a late charge equal to five percent (5%) of such amount shall be assessed, which late charge Tenant hereby agrees is a reasonable estimate of the damages Landlord shall suffer as a result of Tenant's late payment, which damages include Landlord's additional administrative and other costs associated with such late payment. The parties agree that it would be impracticable and extremely difficult to fix Landlord's actual damages in such event. Such interest and late charges are separate and cumulative and are in addition to and shall not diminish or represent a substitute for any or all of Landlord's right or remedies under any other provision of this Lease. If a late charge is payable hereunder, whether or not collected, for any three (3) installments of rent during any twelve (12) month period, then all further rent shall automatically become due and payable by certified check quarterly in advance, rather than monthly, notwithstanding any provision of this Lease to the contrary.

    30. Successors and Assigns.

        30.1. Subject to Articles 10 and 24 above, the provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

    31. Attorney's Fees.

        31.1. In any litigation arising herefrom between the parties hereto, the prevailing party shall be entitled to recover reasonable attorney's fees and costs incurred therein.

    32. Light and Air.

        32.1. Tenant covenants and agrees that no diminution of light, air or view by any structure which may hereafter be erected (whether or not by Landlord) shall entitle Tenant to any reduction of rent under this Lease, result in any liability of Landlord to Tenant, or in any other way affect this Lease or Tenant's obligations hereunder.

    33. Signs and Directory.

        33.1. Tenant shall not, without the prior written consent of Landlord, place, construct or maintain any sign, advertisement, awning, banner or other decoration on or visible from, or otherwise use, the exterior or interior of the Premises (including, but not limited to, the outer surfaces of the exterior walls and doors of the Premises), any terraces, the roof of the Building, and the public and common areas of the Project. All door signs on the corridor doors of the Premises which lead to the common areas of the Project must be installed by Landlord at Tenant's costs, and must conform to standards of the Project as to size, style, placement, color and number of included names, and other matters as reasonably determined by Landlord. In the event of the violation of the foregoing by Tenant, Landlord may remove the same without any liability, and may charge the expense incurred with respect to such removal to Tenant.

        33.2. Landlord shall place, construct and maintain a directory(ies) to be located in the lobby of the Building and in such other locations, if any, as Landlord, in its sole discretion, may determine, which directory(ies) shall be for the display of the business names of tenants in the Building and their respective suite numbers: provided, however, that Tenant shall notify Landlord of the business names it desires to include on such directory and shall, upon demand by Landlord, pay the costs associated with co-ordinating, producing, installing or inputting such names on the directory. Landlord shall have the sole right to determine and change from time to time the type of such directory(ies) and such sign and all common Project signage, including door signs and the contents thereof, including, but not limited to, sizes of letters, style, color and placement.

    34. Parking.

        34.1. Subject to applicable rules and regulations, Tenants shall have parking rights hereunder in the parking facility which serves the Building for such number of automobiles, and at such rental rate(s) and upon such other terms, as may be specified in Section 1.1.10 of the Basic Lease information. All of such parking rights shall be exercised by Tenant throughout the entire term hereof. Tenant may not sell, assign or transfer its parking rights hereunder, except pursuant to a permitted sublease or assignment of this Lease. Except as may otherwise be specifically provided elsewhere in this Lease, Tenant shall not be entitled to any designated, reserved, assigned or valet parking hereunder. In addition to such rights, Tenant and its invitees shall have the right to use in common with other tenants of the Building and their invitees and the general public any portions of the parking facilities serving the Building designated for public use, subject to the rates, rules and regulations, and any other charges, fees and taxes to be collected by Landlord, or other parking operator, for such parking facility use. Landlord reserves the right to establish and alter, from time to time, all parking rates, rules and regulations provided said rates shall be comparable to rates charged by other similar buildings in the area of the Project.

    35. Brokers.

        35.1. Landlord shall have no obligation for payment of commissions or fees to any real estate broker, finder or intermediary. Tenant represents that it has not had any dealings with any real estate broker, finder or intermediary with respect to this Lease. Any commissions or fees payable with respect to this Lease shall be paid exclusively by Tenant, and Landlord shall have no obligation of any kind with respect to such commissions or fees. Subject to the foregoing, each party hereto shall indemnify and hold harmless the other party hereto from and against all losses, all damages, liabilities, costs and expenses (including, but not limited to, reasonable attorneys' fees and related costs) resulting from any claims that may be asserted against such other party by any real estate broker, finder or intermediary arising from any act of the indemnifying party in connection with this Lease.

    36. Relocation Right.

        36.1. Landlord may, upon not less than sixty (60) days' prior written notice to Tenant, substitute for the Premises reasonably similar space elsewhere in the Building, and this Lease shall be deemed modified so as to eliminate the Premises hereby leased and to substitute therefor such other premises. In such event, in all other respects this Lease shall remain in full force and effect according to its terms. In connection therewith, the costs of preparing such other premises for Tenant's use shall be borne by Landlord, and Tenant's other reasonable costs of moving with respect thereto shall be paid by Landlord.

    37. Authority.

        37.1. If Tenant is a corporation, trust or partnership, each individual executing this Lease on behalf of Tenant represents and warrants that he or she is duly authorized to so execute and deliver this Lease. If Tenant is a corporation, trust or partnership, it shall within ten (10) days after execution of this Lease, deliver to Landlord satisfactory evidence of such authority. If tenant of Guarantor is a corporation, it shall, upon demand by Landlord, also deliver to Landlord satisfactory evidence of (a) good standing in Tenant's or Guarantor's state of incorporation, (b) qualification to do business in California, and (c) a corporate resolution duly certified by the secretary of Tenant or Guarantor authorizing execution and delivery of this Lease or Guarantee, as the case may be, by the parties who have signed their name on behalf of Tenant or Guarantor.

    38. Miscellaneous.

        38.1. If Landlord waives the performance of any term, covenant or condition contained in this Lease, such waiver shall not be deemed to be a waiver of any other breach of the same or of any other term, covenant or condition contained herein. Furthermore, the acceptance of rent by Landlord shall not constitute a waiver of any preceding breach by Tenant of any term, covenant or condition of this Lease, other than the failure of Tenant to pay the particular rent so accepted, regardless of Landlord's knowledge of such breach at the time of Landlord's acceptance of such rent. Failure by Landlord to enforce any of the terms, covenants or conditions of this Lease for any length of time shall not be deemed to waive or to affect the right of Landlord to insist thereafter upon strict performance by Tenant. Waiver by Landlord of any term, covenant or condition contained in this Lease may only be made by a written document signed by Landlord.

        38.2. Any voluntary or other surrender of this Lease by Tenant, mutual termination hereof or termination hereof by Landlord shall not work a merger, and shall, at the option of Landlord, terminate all or any existing subleases or sub-tenancies, or may, at the option of Landlord, operate as an assignment to Landlord of any or all such subleases or sub-tenancies.

        38.3. This Lease shall not be recorded; no memorandum hereof shall be recorded without Landlord's prior written consent.

        38.4. Rent and all other sums payable under this Lease must be paid in lawful money of the United States of America.

        38.5. This Lease may be executed in counter-party with the same effects if both parties hereto had executed the same document.

        38.6. Nothing contained in this Lease shall be construed to create the relationship of principal and agent, partnership, joint venture or any other relationship between the parties hereto, other than the relationship of Landlord and Tenant.

        38.7. Any provision of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair or invalidate any other provision hereof, and such other provisions shall remain in full force and effect; provided, however, that if in Landlord's reasonable judgment the invalidation or voiding of any such provision or provisions would materially frustrate the reasonable expectations of the parties hereto in entering into this Lease, then landlord may terminate this Lease and release Tenant from prospective liability hereunder upon sixty (60) days' advance written notice.

        38.8. The term "Premises" shall be deemed to include (unless, based on the context, such meaning would clearly be unintended) the space hereby demised and all improvements on or at any time hereafter constructed or built in such space.

        38.9. The term "Tenant" or any pronoun used in place thereof shall indicate and include the masculine or feminine, the singular or plural number, individual, firms or corporations, and any successor in interest of Tenant.

        38.10. The section headings herein are for convenience of reference only and shall in no way define, increase, limit or describe the scope or intent of any provision of this Lease.

        38.11. In any case where this Lease is entered into by co-tenants, the obligations of such co-tenants hereunder shall be joint and several.

        38.12. Time is of the essence of this Lease and all of its provisions.

        38.13. This Lease shall in all respects be governed by the laws of California. The parties acknowledge that the laws of California may change by virtue of legislative enactment or judicial decision. The parties further acknowledge that they have entered into this Lease based on the laws of California at the time of the execution of this Lease and each hereby expressly waives any future rights, benefits, or advantages derived from or as a result of any future changes in the law of California. In any action or proceeding arising herefrom, Tenant hereby consents to (a) the jurisdiction of any competent court within the state of California, (b) service of process by any means authorized by the laws of the state of California, and (c) trial without a jury.

        38.14. This Lease contains the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes any previous negotiations. There have been no representations made by Landlord or any representative thereof or understandings made between the parties other than those set forth in this Lease. Without limiting the generality of the foregoing, Tenant specifically acknowledge and agrees that neither Landlord nor any broker, agent or representative thereof has made any warranty or representation with respect to the tenant mix of the Building, the identity of prospective tenants or other tenants of the Building, profitability or suitability of the Premises for Tenant's use, the state of repair of the Project and the Premises, or the amount and extent of provided services, except as may be otherwise specifically set forth herein.

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

        38.15. This Lease may not be modified, except by a written document executed by the parties hereto.

        38.16. If any guarantee of this Lease is required by Landlord, such guarantee shall be in the form and content attached hereto or supplied and approved by Landlord.

        38.17. The words "person" and "persons" as used herein shall include individuals, firms, partnerships, associations and corporations.

        38.18. The language in all parts of this Lease shall be in all cases construed simply according to its fair meaning, and not strictly for or against Landlord or Tenant. Any reference to any Section or Article herein shall be deemed to include all subsections thereof unless otherwise specified or reasonably required from the context. Any reference to "days" or "months" herein shall refer to calendar days or month, respectively unless specifically provided to the contrary. Unless clearly inconsistent with the context, any reference herein to the "term hereof" or "the term of this Lease" shall refer to the term of this Lease as the same may be extended pursuant to any extension option(s) contained herein. The terms "herein," "hereunder" and "hereof" as used in this Lease shall mean "in this Lease" and "of this Lease" or "under the Least" respectively, except as otherwise specifically set forth in this Lease.

        38.19. Any and all exhibits and addendums referred to in this Lease are incorporated herein as a part hereof.

        38.20. Tenant hereby acknowledges and agrees that the exterior walls of the Building and the area between the demising walls of the Premises and the finished ceilings and floors of the Premises and the slab of the floor of the Building thereabove or therebelow have not been demised hereby and that the use thereof, together with the right to install, maintain, use, repair and replace pipes, ducts, conduits and wires leading through, under, above or alongside the Premises, is hereby reserved unto Landlord.

        38.21. The submission of this Lease by Landlord or its agent or representative for examination or execution by Tenant does not constitute an option or offer to lease the Premises upon the terms and conditions contained herein or a reservation of the Premises in favor of Tenant, it being intended hereby that this Lease shall become effective only upon the execution hereof by Landlord and delivery of a fully executed counterpart hereof to Tenant.

        38.22. Tenant hereby warrants and represents that neither its execution of nor performance under this Lease shall cause Tenant to be in violation of any agreement, instrument, contract, law, rule or regulation by which Tenant is bound, and Tenant agrees to indemnify Landlord against any loss, cost, damage or liability including, without limitation, reasonable attorney's fees and related costs arising out of Tenant's breach of this warranty and representation.

        38.23. Rent shall not be abated, nor may this Lease be terminated by Tenant, except as may otherwise be expressly provided herein.

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

    39. Rules and Regulations.

        39.1. No sidewalks, entrance, passages, courts, elevators, vestibules, stairways, corridors or halls shall be obstructed or encumbered by Tenant or used for any purpose other than ingress and egress to and from the Premises or the Building.

        39.2. No awning or other projection shall be attached to the outside walls or windows of the Building without the prior written consent of Landlord. No curtains, blinds, shades, drapes or screens shall be attached to or hung in, or used in connection with any window or door of the Premises, without the prior written consent of Landlord. Such awnings, projections, curtains, blinds, shades, drapes, screens and other fixtures must be of a quality, type, design, color, material and general appearance approved by Landlord, and shall be attached in the manner approved by Landlord. All electrical fixtures hung in offices or spaces along the perimeter of the Premises must be of a quality, type, design, bulb color, size and general appearance approved by Landlord and must be installed by Landlord at Tenant's cost.

        39.3. The sashes, sash doors, skylights, windows, and doors that reflect or admit light or air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Tenant, nor shall any ashtrays, bottles, parcels, or other articles be placed on the window sills, or in the public portions of the Building.

        39.4. No articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in public portions thereof without the prior written consent of Landlord.

        39.5. The water and janitorial closets and other plumbing fixtures shall not be used for any purposes other than those for which they were constructed, and no sweepings, rubbish, rags or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by Tenant to the extent that Tenant or Tenant's agents, servants, employees, contractors, visitors or licensees shall have caused the same.

        39.6. Tenant shall not mark, paint, drill into or in any way deface any part of the Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Landlord, and as Landlord may direct.

        39.7. No animal or bird of any kind or bicycles shall be brought into or kept in or about the Premises or the Building.

        39.8. Prior to leaving the Premises for the day, Tenant shall draw or lower window coverings and extinguish all lights.

        39.9. Tenant shall not make, or permit to be made, any unseemly or disturbing noises or disturb or interfere with occupants of the Building or neighboring buildings or premises or those having business with them. Tenant shall not throw anything out of the doors, windows or skylights or down the passageways. Tenant shall

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

at all times keep closed the doors from Tenant's suite into the public corridors of the Building except upon prior written approval of Landlord.

        39.10. Neither Tenant nor any of Tenant's agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the Premises any inflammable, combustible or explosive fluid, chemical or substance.

        39.11. No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Tenant, nor shall any change be made in existing locks or the mechanism thereof. Tenant must, upon the termination of the tenancy, restore to Landlord all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Tenant, and in the event of the loss of any keys so furnished, Tenant shall pay to Landlord the cost thereof.

        39.12. All removals, or the carrying in or out of any safes, fright, furniture, fixtures, bulky matter or heavy equipment of any description must take place during the hours which Landlord or its agent may determine from time to time. Landlord reserves the right to prescribe the weight and position of all safes, or other extra heavy equipment or furniture or improvements so as to distribute the weight or to require re-inforcing at the cost of Tenant. The moving of safes, freight, furniture, fixtures, bulky matter or heavy equipment of any kind must be made upon previous notice to the Superintendent of the Building and in a manner and at times prescribed by him, and the persons employed by Tenant for such work are subject to Landlord's prior approval. Landlord reserves the right to inspect all safes, freight or other bulky articles to be brought into the Building and to exclude from the Building all safes, freight or other bulky articles which violate any of these Rules and Regulations of this Lease of which these Rules and Regulations are a part.

        39.13. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office that is not generally consistent with the character and nature of all other tenancies in the Building, or is (a) for an employment agency, a public stenographer or typist, a labor union office, a dance or music studio, a school, a beauty parlor or barber shop, the business of photographic or multilith or multigraph reproductions of offset printing (not precluding using any part of the Premises for photographic, multilith or multigraph reproductions solely in connection with Tenant's own business and/or activities), a restaurant or bar, an establishment for the sale of confectionery or soda or beverages or sandwiches or ice cream or baked goods, an establishment for the preparation or dispensing or consumption of food or beverages (of any kind) in any manner whatsoever, or as a news or cigar stand, or as a radio or television or recording studio, theater or exhibition-hall, for manufacturing, for the storage of merchandise or for the sale of merchandise, goods or property of any kind at auction, or for lodging, sleeping or for any immoral purpose, or for any business which would tend to generate a large amount of elevator or foot traffic in or about the Project, or (b) a use which conflicts with any so-called "exclusive" then in favor of or is for any use the same as that stated in any lease to another tenant of the Project, or (c) a use which would be prohibited by any other portion of this Lease (including but not limited to any Rules and Regulations then in effect) or in violation of law. Tenant shall not engage or pay any employees on the

Premises, except those actually working for Tenant in the Premises nor shall Tenant advertise for laborers giving an address at the Premises.

        39.14. Tenant shall not purchaser water, towels, janitorial or maintenance or other like service from any company or persons not approved by Landlord. Landlord shall approve a sufficient number of sources of such services to provide Tenant with a reasonable selection, but only in such instances and to such extent as Landlord in its judgment shall consider with security and proper operation of the Building.

        39.15. Landlord shall have the right to prohibit any advertising or business conducted by Tenant referring to the Building which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a first class office building, and upon notice from Landlord, Tenant shall refrain from or discontinue such advertising.

        39.16. Landlord reserves the right to exclude from the Building between the hours of 7 P.M. and 8 A.M. on all days, and at all hours on Saturdays, Sundays and legal holidays, all persons who do not present a pass to the Building issued by Landlord. Landlord may furnish passes to Tenant so that Tenant may validate and issue same. Tenant shall safeguard said passes and shall be responsible for all acts of persons in or about the Building who possess a pass issued to Tenant.

        39.17. Tenant's interior designers and installers of Tenant's decoration, furniture, carpetry, wall coverings, and window coverings, shall, while in the Building or elsewhere in the Project, be subject to and under the control and direction of the Superintendent of the Building (but not as agent or servant of said Superintended or of Landlord).

        39.18. If the Premises is or becomes infested with vermin as a result of the use or any misuse or neglect by Tenant, its agents, servants, employees, contractors, visitors or licensees, then Tenant shall forthwith at Tenant's expense cause the same to be exterminated from time to time to the satisfaction of Landlord and shall employ such licensed exterminators as shall be approved in writing in advance by Landlord.

        39.19. The requirements of Tenant will be attended to only upon application at the office of the Building. Building personnel shall not perform any work or do anything outside of their regular duties, unless under special instructions from the Landlord.

        39.20. Canvassing, soliciting and peddling in the Building or prohibited and Tenant shall cooperate to prevent the same.

        39.21. No water cooler, air conditioning unit or system or other apparatus shall be installed or used by Tenant without the written consent of Landlord.

        39.22. There shall not be used in any space, or in the public halls, plaza areas or lobbies of the Building, or elsewhere in the Project, either by Tenant or by jobbers or others, in the delivery or receipt of merchandise, any hand trucks or dollies, except those equipped with rubber tires and side guards. Tenant shall not permit its customers, clients or invitees to wait in the public corridors of the Building. Tenant shall not permit its employees to loiter or smoke in the public corridors or common areas of the Building.

        39.23. Tenant, Tenant's agents, servants, employees, contractors, licensees or visitor shall not park any vehicles in any driveways, service entrances, or areas posted as "No Parking."

        39.24. Tenant shall install and maintain for the Premises, at Tenant's sole cost and expense, such safety equipment as may be mandated by any applicable governmental authority.

        39.25. Tenant shall not use the name of the Building for any purposes other than as the address of the business to be conducted by tenant in the Premises, nor shall Tenant use any picture of the Building in its advertising, stationery or in any other manner without the prior written permission of Landlord. Landlord expressly reserves the right at any time to change said name without in any manner being liable to Tenant therefore.

                                    ADDENDUM

     This Addendum is made a part of that certain Office Lease (this "Lease") of even date herewith between Westwood Place, a California limited partnership, as Landlord, and American Pharmaceutical Partners, Inc., a California corporation, as Tenant, relating to the Premises known as Suite 1270 of the Building located at 10866 Wilshire Boulevard, Los Angeles, California. The provisions set forth below shall supersede any inconsistent provisions set forth in this Lease. Except as otherwise provided below, capitalized terms used below shall have their respective meaning set forth in the Lease.

    40. Tenant Improvements. Landlord shall provide the following improvements to the Premises ("Tenant Improvements") at Landlord's sole cost and expense:

        40.1. Remove the existing wall covering and mirrors, and paint the
Premises:

        40.2. Install Building standard carpet to be selected by Tenant from samples provided by Landlord.

    41. Early Occupancy. Tenant shall have the right to enter the Premises fifteen (15) days prior to the Commencement Date solely for the purpose of installing its equipment, voice and data cabling, furniture and fixtures, provided that Tenant's entry does not interfere with Landlord's work in the Premises, does not disturb other tenants of the Building, and does not delay the Commencement Date. Such early entry shall be subject to all the terms and conditions of the Lease, except for the payment of Rent.

    42. Broker. In connection with this Lease, Landlord shall pay a real estate commission to Financial Development Group ("Broker") pursuant to the Commission Agreement between Landlord and Broker, based on four percent (4%) of the aggregate face rent of the lease. Except with respect to the commission payable to Broker, Tenant hereby indemnifies Landlord against and holds Landlord harmless from and against any and all costs, expenses, attorneys' fees or liability or compensation or charges which may be claimed by any unnamed broker, finder or other similar party by reason of any dealings or actions of Tenant. With respect to the negotiation and execution of this Lease, Landlord acknowledges that it is being represented by Held Properties, Inc. and Tenant acknowledges that it is being represented by Broker.

    43. Access. Except in the event of an emergency or dire situation, Tenant shall be entitled to access to the Premises, 24-hours per day, seven days per week.

    44. Option to Renew. Landlord hereby grants Tenant one (1) option (the "Option") to renew and extend the term of the lease for an additional two (2) years ("Option Term"), provided that Tenant is not in default under the terms and conditions of the Lease. The Option shall be exercised by written notice ("Option Notice") to Landlord not less than six months nor more than twelve months prior to the expiration of the initial Lease term. Prior to exercising the Option, Tenant may, at Tenant's election, request advance notice of Landlord's Prevailing Rate (as defined below) and Landlord shall provide the Prevailing Rate to Tenant within ten (10) business days of Tenant's request.
The Base Rent during the Option Term shall be the prevailing monthly rental for the Premises ("Prevailing Rate") that Landlord could reasonably expect to receive if the Premises were to be offered on the open market with availability at the expiration of the term of the Lease; considering the rentable area of the Premises, level of Tenant Improvements, location within the Building, rent concessions and the specific open market conditions affecting the Building. Provided that Tenant has properly exercised the Option, and is not in default under the Lease, the term of the Lease shall be extended by the Option Term, on the terms, covenants and conditions of the Lease. The Lease shall remain unmodified and in full force and effect except that the Base Rent and the Term of the Lease shall be modified as set forth above.

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

     IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the date first hereinabove set forth.

Landlord:                              Tenant:

Westwood Place,                        American Pharmaceutical Partners, Inc.,
a California limited partnership       a California corporation

                                       /s/ Patrick Soon Shiong
--------------------------------       --------------------------------------
                                       By:  Patrick Soon Shiong, M.D.
By:  Lawrence M. Daniels               Its: Chairman and CEO
Its: Leasing Representative

                                       /s/ Derek J. Brown
                                       --------------------------------------
                                       By:  Derek J. Brown
                                       Its: Vice Chairman and CFO

                                       39